Exhibit 99.1

JMP Group Reports Third Quarter 2019 Financial Results

SAN FRANCISCO--(BUSINESS WIRE)--October 23, 2019--JMP Group LLC (NYSE: JMP), an investment banking and alternative asset management firm, reported financial results today for the quarter ended September 30, 2019.

A summary of JMP Group’s operating results for the quarter and nine months ended September 30, 2019, and for comparable prior periods, is set forth below.

	Quarter Ended			Nine Months Ended
(in thousands, except per share amounts)	Sept. 30, 2019	June 30, 2019	Sept. 30, 2018	Sept. 30, 2019	Sept. 30, 2018

Total net revenues	$21,024	$28,068	$33,251	$76,259	$104,726

Net income/(loss) attributable to JMP Group	($4,061)	($1,112)	$288	($104)	($1,983)
Net income/(loss) attributable to JMP Group per share	($0.21)	($0.05)	$0.01	($0.01)	($0.09)

Operating net income	($1,963)	($697)	$1,741	($991)	$3,494
Operating net income per share	($0.10)	($0.03)	$0.08	($0.05)	$0.16

Book value per share	$3.72	$3.91	$4.06	$3.72	$4.06
Adjusted book value per share	$4.51	$4.67	$5.07	$4.51	$5.07

For more information about operating net income, including a reconciliation to net income, and adjusted book value per share, including a reconciliation to book value per share, see the section below titled “Non-GAAP Financial Measures.”

“We had disappointing results for the quarter and nine months ended in September, primarily due to decreased capital markets revenues and expenses associated with the growth of our strategic advisory business,” said Chairman and Chief Executive Officer Joe Jolson. “We remain focused on building our longer-term earnings power through a combination of selective strategic hiring in our M&A business, the reduction of our fixed but discretionary non-compensation costs, and the opportunistic redeployment of our invested capital over time.

“We have produced lower life sciences equity capital markets revenues this year, as a decline in the overall biotech ECM market, aggressive industry competition, and some employee turnover resulted in decreased transaction activity. However, we have made significant hires in this area over the past twelve months, and we are optimistic about a recovery in 2020, assuming market conditions remain stable. Our strategic hires in 2018 and 2019 continue to ramp their pipelines of engaged advisory transactions, and we hope to enjoy accelerating closings of these deals going forward.

“During the third quarter, we took advantage of lower short-term interest rates to refinance our remaining 8.00% debt due in 2023 with newly issued 6.875% debt due in 2029. Pushing out the maturity by more than six years and lowering the coupon materially provided us with increased flexibility in managing our investment portfolio and with higher earnings for shareholders. Moreover, we were able to shorten the no-call period for the new bonds to just two years. In the interim, we will look to pay down our borrowings with the proceeds of investment sales and with earnings.”

Segment Results of Operations

A summary of JMP Group’s operating net income per share by segment for the quarter and nine months ended September 30, 2019, and for comparable prior periods, is set forth below.

	Quarter Ended			Nine Months Ended
($ as shown)	Sept. 30, 2019	June 30, 2019	Sept. 30, 2018	Sept. 30, 2019	Sept. 30, 2018

Broker-dealer	($0.06)	($0.04)	$0.09	($0.14)	$0.29

Asset management:
Asset management fee income	(0.01)	(0.01)	0.00	(0.05)	(0.04)
Investment income	0.05	0.09	0.10	0.37 (1)	0.21
Total asset management	0.03	0.07	0.10	0.32	0.17

Corporate costs	(0.08)	(0.07)	(0.11)	(0.22)	(0.30)

Operating EPS (diluted)	($0.10)	($0.03)	$0.08	($0.05)	$0.16
(1)	Includes a gain of $0.08 per share on the sale of a controlling interest in JMP Credit Advisors LLC to Medalist Partners LP.

Note: Due to rounding, numbers in columns above may not sum to totals presented.

For more information about operating net income, including a reconciliation to net income, see the section below titled “Non-GAAP Financial Measures.”

Composition of Revenues

Investment Banking

Investment banking revenues were $15.2 million, a decrease of 27.8% from $21.1 million for the quarter ended September 30, 2018. For the nine months ended September 30, 2019, investment banking revenues were $44.8 million, a decrease of 36.2% from $70.3 million for the nine months ended September 30, 2018.

A summary of the company’s investment banking revenues and transaction counts for the quarter and nine months ended September 30, 2019, and for comparable prior periods, is set forth below.

	Quarter Ended						Nine Months Ended
	Sept. 30, 2019		June 30, 2019		Sept. 30, 2018		Sept. 30, 2019		Sept. 30, 2018
($ in thousands)	Count	Revenues	Count	Revenues	Count	Revenues	Count	Revenues	Count	Revenues

Equity and debt origination	17	$8,561	25	$12,328	21	$11,366	59	$27,678	73	$47,276
Strategic advisory and private placements	6	6,667	3	5,408	4	9,729	15	17,165	17	23,042

Total	23	$15,228	28	$17,736	25	$21,095	74	$44,843	90	$70,318

Brokerage

Net brokerage revenues were $4.0 million, a decrease of 15.1% from $4.7 million for the quarter ended September 30, 2018. For the nine months ended September 30, 2019, net brokerage revenues were $13.2 million, a decrease of 11.0% from $14.8 million for the nine months ended September 30, 2018.

Total capital markets revenues, which consist of net brokerage revenues produced by the institutional equities division in addition to equity and debt origination revenues generated by the investment banking division, were $12.5 million and $40.8 million for the quarter and nine months ended September 30, 2019, respectively, compared to $16.0 million and $62.1 million for the quarter and nine months ended September 30, 2018, respectively.

Asset Management

Asset management fees were $1.6 million, a decrease of 56.0% from $3.7 million for the quarter ended September 30, 2018. For the nine months ended September 30, 2019, asset management fees were $5.7 million, a decrease of 63.3% from $15.5 million for the nine months ended September 30, 2018. The decrease is primarily due to the sale of the Harvest Small Cap Partners hedge fund strategy at year-end 2018. For the quarter and nine months ended September 30, 2018, the fund strategy contributed $1.6 million and $10.0 million, respectively, to asset management fees. While the sale results in a considerable loss of asset management revenue, it was structured to have a neutral to slightly positive effect on JMP Group’s operating net income going forward, as the company will share in the fund strategy’s revenues in 2019 and beyond.

A summary of the company’s client assets under management for the quarter ended September 30, 2019, and for comparable prior periods, is set forth below.

(in millions)	Sept. 30, 2019	June 30, 2019	Sept. 30, 2018
Harvest Capital Strategies, JMP Asset Management and HCAP Advisors	$554	$544	$889
JMP Credit Advisors (1)	-	-	1,211
Client assets under management	554	544	2,100
Assets under management by sponsored funds (2)	5,237	5,108	3,753
Client assets under management, including sponsored funds	$5,791	$5,652	$5,853
(1)

As announced on March 20, 2019, JMP Group sold a 50.1% equity interest in JMP Credit Advisors LLC to Medalist Partners LP and a 4.9% interest to employees of JMP Credit Advisors. Consequently, assets managed by Medalist Partners Corporate Finance, the former JMP Credit Advisors, have been included among sponsored funds since the quarter ended March 31, 2019.

(2)	Funds managed by third-party asset managers in which JMP Group owns an economic interest.

Principal Transactions

Principal transactions generated a net loss of $0.3 million, compared to a net gain of $0.5 million for the quarter ended September 30, 2018. For the nine months ended September 30, 2019, principal transactions generated a net gain of $6.4 million, compared to a net loss of $1.5 million for the nine months ended September 30, 2018. The difference is primarily due to a gain of $3.4 million on the sale of a majority interest in JMP Credit Advisors in March 2019, in addition to a gain of $0.2 million on JMP Group’s investment in Workspace Property Trust for the quarter ended March 31, 2019, compared to a loss of $2.0 million on the investment for the quarter ended March 31, 2018, due to costs associated with a failed initial public offering.

Net Interest Income

Net interest income was $0.4 million, a decrease of 91.8% from $4.9 million for the quarter ended September 30, 2018. For the nine months ended September 30, 2019, net interest income was $4.7 million, a decrease of 60.1% from $11.9 million for the nine months ended September 30, 2018. The difference is primarily due to a change in the recognition of income from investments in collateralized loan obligations following the sale of a majority interest in JMP Credit Advisors to Medalist Partners in March 2019.

In addition, the quarter ended September 30, 2019, included $0.2 million of non-recurring interest expense related to the refinancing of debt. During the quarter, JMP Group issued 6.875% senior notes due 2029 and announced the redemption of 8.00% senior notes due 2023. Per the terms of the indenture, holders of the 8.00% senior notes were contractually owed interest through the redemption date of October 28, 2019. However, the company opted to accelerate the payment to the trustee of those notes in order to derecognize them as of September 27, 2019, and consequently recorded all of the remaining interest expense, amounting to $0.2 million, in the quarter ended September 30, 2019.

Provision for Loan Losses

The net loan loss provision was $0.4 million for the quarter ended September 30, 2019, reflecting a specific credit deemed to be impaired. For the quarter ended September 30, 2018, before JMP Group deconsolidated all collateralized loan obligations from the company’s financial statements with the sale of a majority interest in JMP Credit Advisors to Medalist Partners in March 2019, the net loan loss provision was $1.5 million.

Early Retirement of Debt

In the quarter ended September 30, 2019, JMP Group redeemed outstanding 8.00% senior notes due 2023. The redemption of the notes accelerated the amortization of remaining capitalized issuance costs of $0.5 million. Additionally, non-recurring interest expense of $0.2 million was recognized in connection with the 8.00% senior notes as a result of their redemption, as described above in the section titled “Net Interest Income.”

Expenses

Compensation and Benefits

Compensation and benefits expense was $17.5 million, compared to $22.7 million for the quarter ended September 30, 2018. As a percentage of net revenues, compensation and benefits expense was 83.3%, compared to 68.2% for the quarter ended September 30, 2018. With regard to annually awarded compensation, a non-GAAP measure that adjusts compensation expense related to share-based awards and deferred compensation, compensation and benefits expense was 79.7% of net revenues, compared to 68.0% for the quarter ended September 30, 2018.

For the nine months ended September 30, 2019, compensation and benefits expense was $54.7 million, compared to $76.1 million for the nine months ended September 30, 2018. As a percentage of net revenues, compensation and benefits expense was 71.7%, compared to 72.6% for the nine months ended September 30, 2018. With regard to annually awarded compensation, compensation and benefits expense was 68.8% of net revenues, compared to 72.4% for the nine months September June 30, 2018. The difference is in part due to the sale of the Harvest Small Cap Partners hedge fund strategy at year-end 2018. In 2018, when the strategy’s revenues and expenses were recognized by JMP Group, any incentive fees earned, substantially all of which were passed through to the strategy’s investment team as compensation, resulted in elevated compensation ratios in certain periods.

For more information about compensation ratios, see the section below titled “Non-GAAP Financial Measures.”

Non-Compensation Expense

Non-compensation expense was $8.9 million and $27.6 million for the quarter and nine months ended September 30, 2019, respectively, compared to $8.9 million and $30.6 million for the quarter and nine months ended September 30, 2018, respectively.

Share Repurchase Activity

The company did not repurchase any outstanding common shares during the quarter ended September 30, 2019.

Personnel

At September 30, 2019, the company had 208 full-time employees, compared to 200 at June 30, 2019, and 224 at September 30, 2018.

Non-GAAP Financial Measures

In addition to the GAAP financial results presented in this press release, JMP Group presents the non-GAAP financial measures discussed below. These non-GAAP measures are provided to enhance investors’ overall understanding of the company’s current financial performance. Furthermore, company management believes that this presentation enables a more meaningful comparison of JMP Group’s financial performance across various periods. However, the non-GAAP financial results presented should not be considered a substitute for results that are presented in a manner consistent with GAAP. A limitation of the non-GAAP financial measures presented is that the adjustments concern gains, losses or expenses that JMP Group generally expects to continue to recognize. The adjustment of these non-GAAP items should not be construed as an inference that these gains or expenses are unusual, infrequent or non-recurring. Therefore, both GAAP measures of JMP Group’s financial performance and the respective non-GAAP measures should be considered together. The non-GAAP measures presented herein may not be comparable to similarly titled measures presented by other companies.

Compensation Ratio

A compensation ratio expresses compensation expense as a percentage of net revenues in a given period. As presented by JMP Group, an adjusted compensation ratio is a non-GAAP financial measure that utilizes adjusted compensation and benefits expense as the numerator. This adjusted ratio excludes certain compensation-related expenses that are or are not recognized under GAAP. In particular, the adjusted compensation ratio reverses compensation expense and unrealized mark-to-market gains or losses related to share-based awards and deferred compensation (so that the compensation expenses used in the numerator correspond to the adjusted net revenues generated in the periods presented).

A statement of JMP Group’s compensation ratio for the quarter and nine months ended September 30, 2019, and for comparable prior periods, is set forth below.

	Quarter Ended			Nine Months Ended
($ in thousands)	Sept. 30, 2019	June 30, 2019	Sept. 30, 2018	Sept. 30, 2019	Sept. 30, 2018

Total net revenues	$21,024	$28,068	$33,251	$76,259	$104,726

Compensation and benefits	$17,506	$19,945	$22,671	$54,673	$76,070
Share-based awards and deferred compensation	753	587	76	2,184	289
Adjusted compensation and benefits	$16,753	$19,358	$22,595	$52,489	$75,781

Ratio of compensation expense to net revenues	83.3%	71.1%	68.2%	71.7%	72.6%
Ratio of adjusted compensation expense to net revenues	79.7%	69.0%	68.0%	68.8%	72.4%

Operating Net Income

Operating net income is a non-GAAP financial measure that (i) reverses compensation expense related to share-based awards and deferred compensation, (ii) reverses the general loan loss provision taken with regard to certain CLOs, (iii) excludes the impact of the early retirement of debt issued by JMP Group and a CLO, (iv) excludes transaction costs related to a CLO, (v) excludes amortization expense related to a CLO, (vi) reverses unrealized gains or losses related to real estate investment properties, (vii) reverses net unrealized gains and losses on strategic equity investments and warrants, and (viii) assumes an effective tax rate. In particular, operating net income adjusts for:

  the grant of RSUs and options;
  net deferred compensation, which consists of (a) deferred compensation awarded in a given period but recognized as a GAAP expense over the subsequent three years, less (b) GAAP expense recognized in a given period but already reflected in the operating income of a prior period; the purpose of this adjustment is to fully reflect compensation awarded in a given year, notwithstanding the timing of GAAP expense;
  the non-specific loss provision recorded with regard to loans held by collateralized loan obligations and loans held for investment, which is required by GAAP, prior to the quarter ended March 31, 2019;
  one-time expenses associated with the redemption of debt underlying JMP Credit Advisors CLO III (in the first quarter of 2018), the redemption of senior notes due 2023 (in the third quarter of 2018 and the third quarter of 2019), and the resulting acceleration of the amortization of remaining capitalized issuance costs;
  one-time transaction costs related to the refinancing of notes issued by JMP Credit Advisors CLO III;
  amortization expense related to an intangible asset resulting from the repurchase of a portion of the management fees from JMP Credit Advisors CLO III;
  unrealized gains or losses on commercial real estate investments, adjusted for non-cash expenditures, including depreciation and amortization;
  unrealized mark-to-market gains or losses on the company’s strategic equity investments as well as certain warrant positions; and
  as of January 1, 2019, a combined federal, state and local income tax rate of 26% at the consolidated taxable parent company, JMP Group, while, prior to January 1, 2019, a combined federal, state and local income tax rate of 26% at the taxable direct subsidiary of JMP Group and a tax rate of 0% at the company’s other direct subsidiary, which was a “pass-through entity” for tax purposes.

A reconciliation of JMP Group’s net income to its operating net income for the quarter and nine months ended September 30, 2019, and for comparable prior periods is set forth below.

	Quarter Ended			Nine Months Ended
(in thousands, except per share amounts)	Sept. 30, 2019	June 30, 2019	Sept. 30, 2018	Sept. 30, 2019	Sept. 30, 2018

Net income/(loss) attributable to JMP Group	($4,061)	($1,112)	$288	($104)	($1,983)

Add back/(subtract):
Income tax expense/(benefit)	(1,220)	(517)	527	(5,839)	(146)
Income/(loss) before taxes	(5,281)	(1,629)	815	(5,943)	(2,129)

Add back/(subtract):
Share-based awards and deferred compensation	753	587	76	2,184	289
General loan loss provision/(reversal) – collateralized loan obligations	-	-	855	-	2,348
Early retirement of debt	625	-	170	625	1,488
Restructuring costs – CLO portfolios	-	-	-	-	54
Amortization of intangible asset – CLO III	-	-	69	277	207
Unrealized (gain)/loss – real estate-related depreciation and amortization	647	221	260	1,425	1,864
Unrealized mark-to-market (gain)/loss – strategic equity investments and warrants	604	(121)	(327)	93	16
Operating income/(loss) before taxes	(2,652)	(942)	1,918	(1,339)	4,137

Income tax expense/(benefit)	(689)	(245)	177	(348)	643
Operating net income/(loss)	($1,963)	($697)	$1,741	($991)	$3,494

Operating net income/(loss) per share:
Basic	($0.10)	($0.03)	$0.08	($0.05)	$0.16
Diluted (1)	($0.10)	($0.03)	$0.08	($0.05)	$0.16

Weighted average shares outstanding:
Basic	19,324	20,772	21,435	20,454	21,545
Diluted (1)	19,582	20,962	21,737	20,584	21,713
(1)

On a GAAP basis, the weighted average number of diluted shares outstanding for the quarters ended September 30, 2019, and June 30, 2019, and for the nine months ended September 30, 2019, and September 30, 2018, was 19,324,427, 20,771,802, 20,454,118 and 21,544,879, respectively, equivalent to the weighted average number of basic shares outstanding, due to the company’s net loss for those periods. Under GAAP, in a period of net loss, dilutive securities are disregarded in the calculation of earnings per share.

Book Value per Share

At September 30, 2019, JMP Group’s book value per share was $3.72. Adding back accumulated depreciation and amortization expense related to commercial real estate investments that is recognized by JMP Group as a result of equity method accounting reflects the reversal of that expense in the calculation of operating net income. Starting with the quarter ended March 31, 2019, the add-back includes a tax provision related to the expense reversed in that period, due to the company’s election to be taxed as a C corporation as of January 1, 2019. Likewise, adding back the accumulated general loan loss provision related to collateralized loan obligations reflects the reversal of that provision in the calculation of operating net income, an adjustment not made subsequent to the sale of a majority interest in JMP Credit Advisors in March 2019. As a result, adjusted book value per share was $4.51 for the quarter ended September 30, 2019, as set forth below.

(in thousands, except per share amounts)	Sept. 30, 2019	June 30, 2019	Sept. 30, 2018

Shareholders' equity	$71,849	$75,441	$86,734

Accumulated unrealized loss – real estate-related depreciation and amortization	$15,238	$14,759	$13,815
Accumulated general loan loss provision – collateralized loan obligations	-	-	7,806
Adjusted shareholders' equity	$87,087	$90,200	$108,355

Book value per share	$3.72	$3.91	$4.06
Adjusted book value per share	$4.51	$4.67	$5.07

Basic shares outstanding	19,324	19,302	21,357

Quarterly operating ROE (1)	(10.7%)	(3.4%)	7.9%
LTM operating ROE (1)	1.9%	6.2%	7.6%

Quarterly adjusted operating ROE (1)	(8.9%)	(2.9%)	6.4%
LTM adjusted operating ROE (1)	1.6%	5.1%	6.3%
(1)

Operating return on equity (ROE) equals operating net income divided by average shareholders’ equity. Adjusted operating ROE equals operating net income divided by average adjusted shareholders’ equity. For more information about operating net income, including a reconciliation to net income attributable to JMP Group, see the section above titled “Operating Net Income.”

Conference Call

JMP Group will no longer hold conference calls in connection with the release of the company’s quarterly financial results.

Cautionary Note Regarding Quarterly Financial Results

Due to the nature of its business, JMP Group’s quarterly revenues and net income may fluctuate materially depending on: the size and number of investment banking transactions on which it advises; the timing of the completion of those transactions; the size and number of securities trades which it executes for brokerage customers; the performance of its asset management funds and inflows and outflows of assets under management; gains or losses stemming from sales of or prepayments on, or losses stemming from defaults on, loans underlying the company’s collateralized loan obligations; and the effect of the overall condition of the securities markets and economy as a whole. Accordingly, revenues and net income in any particular quarter may not be indicative of future results. Furthermore, JMP Group’s compensation expense is generally based upon revenues and can fluctuate materially in any quarter, depending upon the amount and sorts of revenue recognized as well as other factors. The amount of compensation and benefits expense recognized in a particular quarter may not be indicative of such expense in any future period. As a result, the company suggests that its annual results may be the most meaningful gauge for investors in evaluating the performance of its business.

Cautionary Note Regarding Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements provide JMP Group’s current expectations or forecasts about future events, including beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts. Forward-looking statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expected or implied by the forward-looking statements. The company’s actual results could differ materially from those anticipated in forward-looking statements for many reasons, including the factors described in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the company’s Form 10-K for the year ended December 31, 2018, as filed with the U.S. Securities and Exchange Commission on March 28, 2019, as well as in the similarly captioned sections of other periodic reports filed by the company under the Exchange Act. The Form 10-K for the year ended December 31, 2018, and all other periodic reports are available on JMP Group’s website at www.jmpg.com and on the SEC’s website at www.sec.gov. Unless required by law, JMP Group undertakes no obligation to publicly update or revise any forward-looking statement to reflect circumstances or events after the date of this press release.

Disclosure Information

JMP Group uses the investor relations section of its website as a means of complying with its disclosure obligations under Regulation FD. Accordingly, investors should monitor the company’s website in addition to its press releases, SEC filings, and investor conference calls and webcasts.

About JMP Group

JMP Group LLC is a diversified capital markets firm that provides investment banking, equity research, and sales and trading services to corporate and institutional clients as well as alternative asset management products and services to institutional and high-net-worth investors. JMP Group conducts its investment banking and research, sales and trading activities through JMP Securities; its hedge fund, venture capital and private capital activities through Harvest Capital Strategies and JMP Asset Management; and the management of Harvest Capital Credit Corporation (NASDAQ: HCAP), a business development company, through HCAP Advisors. For more information, visit www.jmpg.com.

JMP GROUP LLC
Consolidated Statements of Financial Condition
(Unaudited)

(in thousands)	Sept. 30, 2019	Dec. 31, 2018

Assets

Cash and cash equivalents	$48,020	$70,927
Restricted cash and deposits	1,221	61,881
Marketable securities owned	83,555	18,874
Other investments	34,841	16,124
Loans held for investment, net of allowance for loan losses	4,777	29,608
Loans collateralizing asset-backed securities issued, net of allowance for loan losses	-	1,161,463
Other assets	60,877	32,365
Total assets	$233,291	$1,391,242

Liabilities and Shareholders' Equity

Liabilities:
Marketable securities sold, but not yet purchased	$2,837	$4,626
Accrued compensation	17,867	41,609
Bond payable, net of issuance costs	82,427	83,497
Note payable	15,812	829
Asset-backed securities issued, net of issuance costs	-	1,112,342
CLO warehouse facility	-	22,500
Other liabilities	42,835	28,633
Total liabilities	161,778	1,294,036

Shareholders' Equity:
Total JMP Group LLC shareholders' equity	71,849	83,707
Non-redeemable non-controlling interest	(336)	13,499
Total equity	71,513	97,206
Total liabilities and shareholders' equity	$233,291	$1,391,242

JMP GROUP LLC
Consolidated Statements of Operations
(Unaudited)

	Quarter Ended		Nine Months Ended
	Sept. 30, 2019	Sept. 30, 2018	Sept. 30, 2019	Sept. 30, 2018

Revenues:
Investment banking	$15,228	$21,095	$44,843	$70,319
Brokerage	3,968	4,676	13,160	14,787
Asset management fees	1,628	3,702	5,685	15,505
Principal transactions	(340)	469	6,371	(1,467)
Gain/(loss) on sale and payoff of loans	-	(556)	(38)	(888)
Net dividend income	279	320	868	935
Other income	759	306	1,517	666
Non-interest revenues	21,522	30,012	72,406	99,857

Interest income	2,328	18,652	19,391	47,031
Interest expense	(1,930)	(13,789)	(14,642)	(35,125)
Net interest income	398	4,863	4,749	11,906

Gain/(loss) on repurchase or early retirement of debt	(458)	(170)	(458)	(2,838)
Provision for loan losses	(438)	(1,454)	(438)	(4,199)
Total net revenues	21,024	33,251	76,259	104,726

Non-interest expenses:
Compensation and benefits	17,506	22,671	54,673	76,070
Administration	2,301	2,302	6,978	7,246
Brokerage, clearing and exchange fees	617	808	2,051	2,373
Travel and business development	1,263	1,080	3,631	3,236
Managed deal expenses	685	614	2,552	4,528
Communications and technology	1,061	1,040	3,241	3,149
Occupancy	1,196	1,172	4,028	3,432
Professional fees	1,236	1,272	3,513	4,315
Depreciation	307	285	915	836
Other	200	369	700	1,532
Total non-interest expense	26,372	31,613	82,282	106,717

Net income/(loss) before income tax	(5,348)	1,638	(6,023)	(1,991)
Income tax expense/(benefit)	(1,220)	527	(5,839)	(146)
Net income/(loss)	(4,128)	1,111	(184)	(1,845)
Less: Net income/(loss) attributable to non-redeemable non-controlling interest	(67)	823	(80)	138
Net income/(loss) attributable to JMP Group	($4,061)	$288	($104)	($1,983)

Net income/(loss) attributable to JMP Group per share:
Basic	($0.21)	$0.01	($0.01)	($0.09)
Diluted	($0.21)	$0.01	($0.01)	($0.09)

Weighted average common shares outstanding:
Basic	19,324	21,435	20,454	21,545
Diluted	19,324	21,737	20,454	21,545

Contacts

Investor Relations Contact
JMP Group LLC

Andrew Palmer
(415) 835-8978
apalmer@jmpg.com

Media Relations Contacts
Dukas Linden Public Relations, Inc.

Zach Leibowitz
(646) 722-6528
zach@dlpr.com

Michael Falco
(646) 808-3611
michael@dlpr.com